UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 7, 2009

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-20574 (Commission File Number)	51-0340466 (IRS Employer Identification No.)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02                                    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 7, 2009, the Compensation Committee of the Board of the Directors of The Cheesecake Factory Incorporated (the “Company”) granted David Overton, the Company’s chief executive officer, options to purchase 100,000 shares of the Company’s common stock (the “Options”) and awarded Mr. Overton 50,000 shares of restricted stock (the “Restricted Stock”) pursuant to the Company’s Amended and Restated 2001 Omnibus Stock Incentive Plan (the “Plan”).  The specific terms of the grant of the Options and the award of the Restricted Stock are set forth in the Notice and Agreement of Grant of Stock Option and/or Restricted Share Award included in this Report as Exhibit 99.1 and incorporated herein by reference.  The exercise price for the Options is $16.48 the fair market value of the common stock on the date of grant.  The Options vested pro rata over five years, provided, however, that the vesting of the Options will be accelerated on a Change of Control (as defined in the Plan) or termination of employment for any reason, except cause (as defined in the Plan).  The Restricted Stock will vest after three years and the satisfaction of specific performance measures, provided however, that the vesting of the Restricted Stock will accelerate on a Change of Control.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01                                    FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

99.1         Notice and Agreement of Grant of Stock Option and/or Restricted Share Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 8, 2009	THE CHEESECAKE FACTORY INCORPORATED

		By:	/s/ W. DOUGLAS BENN
W. Douglas Benn
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Notice and Agreement of Grant of Stock Option and/or Restricted Share Award